FOR IMMEDIATE RELEASE

American Realty Capital Properties Names Mike Sodo Senior Vice President, Director of Financial Reporting and Treasury

Mr. Sodo Will Be an Integral Part of ARCP’s Financial Oversight, Reporting Controls and Treasury Functions

New York, New York, July 16, 2014 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) announced today that Mike Sodo will join ARCP as Senior Vice President, Director of Financial Reporting and Treasury, effective on or before August 5, 2014. This key hire is part of ARCP’s commitment to further enhance its experienced team of senior level financial reporting, accounting and treasury professionals. In consultation with ARCP’s board of directors, ARCP’s management team hired Mr. Sodo following an extensive search for a professional with an appropriate skillset and background.

“I am pleased to have an industry veteran such as Mike join ARCP in the integral role of Director of Financial Reporting and Treasury,” stated Nicholas S. Schorsch, Chairman and CEO of ARCP. “He will be an excellent addition to our proven management team, bringing a wealth of skills and experience which will enhance the clarity, timeliness and accuracy of our reporting, delivering on our stated promise to stockholders in our June 20, 2014 letter. I expect Mike will be quickly integrated into our existing senior management team and begin leveraging his experience and skills to enhance financial oversight, reporting controls and treasury functions.”

Mr. Sodo joins ARCP from Capital Automotive where he has served since 2003 in a number of roles of increasing seniority, most recently as SVP, Director of Financial Reporting and Treasurer. In this role, he handled capital markets activities and communication with rating agencies, lenders and investors; maintained and developed new lending relationships; reviewed debt covenant calculations for compliance and pro forma calculations; oversaw debt servicing activities; prepared the company’s operating budget; and reviewed acquisition/disposition pipelines for accurate forecasting. Additionally, Mr. Sodo oversaw the accounting team and related accounting functions; prepared financial reports in cooperation with outside auditors; and served as a primary liaison with key clients, lawyers, regulators and financial institutions.

Prior to joining Capital Automotive, Mr. Sodo worked as an auditor for KPMG LLP and is a Certified Public Accountant. He earned his Bachelor Degree in Business Administration from the College of William and Mary.

About ARCP

ARCP is a self-managed publicly traded real estate investment trust, organized as a Maryland corporation, listed on The NASDAQ Global Select Market, focused on acquiring and owning single-tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) may contain “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP's expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, when Mr. Sodo will begin his employment with ARCP, ARCP’s plans, financing, market and other expectations, objectives, intentions and other statements that are not historical facts. Additional factors that may affect future results are contained in ARCP's filings with the SEC, which are available at the SEC's website at www.sec.gov. ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts
Jamie Moser/Jonathan Keehner	Brian S. Block, CFO, Treasurer, Secretary and EVP
Joele Frank, Wilkinson Brimmer Katcher	American Realty Capital Properties, Inc.
Ph: 212-355-4449	Ph: 212-415-6500